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CONFIDENTIAL

                                                                   EXHIBIT 10.54

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                           SHAREHOLDERS' VOTING RIGHTS
                                 PROXY AGREEMENT

                                      AMONG

                   SHANGHAI FOCUS MEDIA ADVERTISEMENT CO., LTD

                SHANGHAI FOCUS MEDIA ADVERTISING AGENCY CO., LTD

                        BEIJING DOTAD TECHNOLOGY CO., LTD

                                       AND

                      BEIJING FOCUS MEDIA WIRELESS CO., LTD

                                   DATED AS OF

                                  MAY 22, 2006

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                   SHAREHOLDERS' VOTING RIGHTS PROXY AGREEMENT

This SHAREHOLDERS' VOTING RIGHTS PROXY AGREEMENT (this "AGREEMENT") is entered into as of______, 2006 by and among the following Parties:

(1) SHANGHAI FOCUS MEDIA ADVERTISEMENT CO., LTD. (hereinafter "Focus Media Advertisement")
      REGISTERED ADDRESS: F Room 1003, No.1027, Changning Road, Changning District, Shanghai
      LEGAL REPRESENTATIVE: Jason Nanchun Jiang

(2) SHANGHAI FOCUS MEDIA ADVERTISING AGENCY CO., LTD. (hereinafter "FOCUS MEDIAADVERTISING AGENCY")
      REGISTERD ADDRESS: A65 Room, 28th Floor, No. 369, Changning Road,
      Changning
      District, Shanghai
      LEGAL REPRESENTATIVE: Jason Nanchun Jiang

(3) BEIJING DOTAD TECHNOLOGY CO., LTD. (hereinafter "DOTAD TECHNOLOGY") REGISTERED ADDRESS: No. 1, Qi Road, Shangdi Development Region, Haidian District, Beijing LEGAL REPRESENTATIVE: [ ]

(4)   BEIJING FOCUS MEDIA WIRELESS CO., LTD. (hereinafter "FOCUS MEDIA
      WIRELESS")
      REGISTERED ADDRESS: Room 511, Huizhong Building, No. 1, Qi Road, Shangdi Development Region, Haidian District, Beijing
      LEGAL REPRESENTATIVE: [ ]

(The above parties hereinafter shall be individually referred to as a "PARTY" and collectively referred to as the "PARTIES", of which Focus Media Advertisement and Focus Media Advertising Agency shall be individually referred to as a "SHAREHOLDER" and collectively referred to as the "SHAREHOLDERS".)

WHEREAS:

1. As of the date of the Agreement, Shareholders are the enrolled shareholders of Focus Media Wireless, legally holding all the equity of the company as of the execution date of this Agreement, of which Focus Media Advertisement holds 90% interest while Focus Media Advertising Agency holds 10%.

2. The Shareholders intend to severally entrust the individual designated by Dotad Technology with the exercises of their voting rights in Focus Media Wireless (as defined below) while Dotad Technology is willing to designate such an individual to accept the entrustment.

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The Parties hereby have reached the following agreement upon friendly consultations:

                       ARTICLE 1 VOTING RIGHTS ENTRUSTMENT

1.1 The Shareholders hereby irrevocably undertake to respectively sign the Entrustment Letter after execution of the Agreement to respectively entrust the individual designated by Dotad Technology (hereinafter, the "TRUSTEES") to exercise the following rights respectively enjoyed by them as shareholders of Focus Media Wireless in accordance with the then effective articles of association of Focus Media Wireless (collectively, the "ENTRUSTED RIGHTS"):

      (1) Proposing to convene and attending shareholders' meetings of Focus Media Wireless as proxy of the Shareholders according to the articles of association of Focus Media Wireless;

      (2) Exercising voting rights as proxy of the Shareholders, on issues discussed and resolved by the shareholders' meeting of Focus Media Wireless, including but not limited to the appointment and election for the directors, supervisors, general manager, vice-general manager, financial officer and other senior management personnel of Focus Media Wireless.

      The above authorization and entrustment is granted subject to the status of Trustees as PRC citizens and the approval by Dotad Technology. Upon and only upon written notice of dismissing and replacing Trustee(s) given by Dotad Technology to the Shareholders, the Shareholders shall promptly entrust another PRC citizen then designated by Dotad Technology to exercise the above Entrusted Rights, and once new entrustment is made, the original entrustment shall be replaced; the Shareholders shall not cancel the authorization and entrustment of the Trustee(s) otherwise.

1.2 The Trustees shall perform the entrusted obligation within the scope of entrustment in due care and prudence and in compliance with laws; the Shareholders acknowledge and assume relevant liabilities for any legal consequences of the Trustees' exercise of the foregoing Entrusted Rights.

1.3 The Shareholders hereby acknowledge that the Trustees are not required to seek advice from the Shareholders prior to their respective exercise of the foregoing Entrusted Rights. However, the Trustees shall inform the Shareholders in a timely manner of any resolution or proposal on convening interim shareholders' meeting after such resolution or proposal is made.

                         ARTICLE 2 RIGHT TO INFORMATION

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For the purpose of exercising the Entrusted Rights under this Agreement, the
Trustees are entitled to know the information with regard to Focus Media Wireless's operation, business, clients, finance, staff, etc., and shall have access to relevant materials of Focus Media Wireless. Focus Media Wireless shall adequately cooperate with the Trustees in this regard.

                     ARTICLE 3 EXERCISE OF ENTRUSTED RIGHTS

3.1 The Shareholders will provide adequate assistance to the exercise of the Entrusted Rights by the Trustees, including execution of the resolutions of the shareholders' meeting of Focus Media Wireless or other pertinent legal documents made by the Trustee when necessary (e.g., when it is necessary for examination and approval of or registration or filing with governmental departments).

3.2 If at any time during the term of this Agreement, the entrustment or exercise of the Entrusted Rights under this Agreement is unenforceable for any reason except for default of any Shareholder or Focus Media Wireless, the Parties shall immediately seek a most similar substitute for the unenforceable provision and, if necessary, enter into supplementary agreement to amend or adjust the provisions herein, in order to ensure the realization of the purpose of this Agreement.

                      ARTICLE 4 EXEMPTION AND COMPENSATION

4.1 The Parties acknowledge that Dotad Technology shall not be requested to be liable for or compensate (monetary or otherwise) other Parties or any third party due to exercise of Entrusted Rights by the Trustees designated by Dotad Technology under this Agreement.

4.2 Focus Media Wireless and the Shareholders agree to compensate Dotad Technology for and hold it harmless against all losses incurred or likely to be incurred by it due to exercise of the Entrusted Rights by the Trustees designated by Dotad Technology, including without limitation any loss resulting from any litigation, demand arbitration or claim initiated or raised by any third party against it or from administrative investigation or penalty of governmental authorities. However, the Shareholders and Focus Media Wireless will not compensate for losses incurred due to wilful misconduct or gross negligence of Dotad Technology.

                    ARTICLE 5 REPRESENTATIONS AND WARRANTIES

5.1   Each of the Shareholders hereby respectively represents and warrants that:

            5.1.1 Each of Shareholders is a limited liability corporation duly registered and validly existing under PRC Law, with independent status as a

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                  legal person; Each of Shareholders has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions..

            5.1.2 The Shareholders have full right and authorization to execute and deliver this Agreement and other documents relating to the transaction as stipulated in this Agreement and to be executed by them. It also has full right and authorization to complete the transaction stipulated in this Agreement.

            5.1.3 The Shareholders are enrolled and legal shareholders of Focus
                  Media Wireless as of the effective date of this Agreement, and except the rights created by this Agreement, the Call Option Agreement (the "CALL OPTION AGREEMENT") as well as the Equity Pledge Agreement (the "EQUITY PLEDGE AGREEMENT") entered into by Dotad Technology, Focus Media Wireless and them on [ ], 2006, there exists no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustees may fully and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of Focus Media Wireless.

5.2   Focus Media Wireless hereby represents and warrants that:

            5.2.1 It is a company with limited liability properly registered and legally existing under PRC laws, with an independent legal person status, and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

            5.2.2 It has the full corporate power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction.

            5.2.3 The Shareholders are enrolled shareholders as of the effective date of this Agreement, of which Focus Media Advertisement holds 90% interest while Focus Media Advertising Agency holds 10%. Except rights created by this Agreement, the Equity Pledge Agreement and the Call Option Agreement, there exists no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustees may fully and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of Focus Media Wireless.

            5.2.4 Considering the fact that the Shareholders of Focus Media
                  Wireless

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                  will set aside all the equity interest held thereby in Focus
                  Media Wireless as security to secure the performance of the contractual obligations by Focus Media Wireless under the Call Option Agreement, Focus Media Wireless undertakes to, during the valid term of this Agreement, make full and due performance of any and all obligations under Call Option Agreement, and warrant that no adverse impact on the exercise of the Entrusted Rights hereunder by the Trustees will be incurred due to the breach of the Call Option Agreement by Focus Media Wireless.

                           ARTICLE 6 TERM OF AGREEMENT

6.1 Limited by the Article 6.2 and 6.3 of this Agreement, this Agreement shall take effect as of the date of formal execution by the Parties with the term of twenty (20) years, unless the Parties terminate the Agreement with the written agreement in advance, or the Parties terminate the Agreement in accordance with section 8.1 of this Agreement. Upon the expiration of this Agreement, the Agreement will be automatically renewed for one (1) year, unless Dotad Technology gives the other Parties written notice of its intention not renew at least thirty (30) days prior to expiration.

6.2 In case that a Shareholder transfers all of the equity interest held by it in Focus Media Wireless with prior consent of Dotad Technology, such Shareholder shall no longer be a Party to this Agreement whilst the obligations and commitments of the other Parties under this Agreement shall not be adversely affected thereby.

6.3 During the term of this Agreement, should the business term of Focus Media Wireless terminate by any reason; this Agreement to Focus Media Wireless and Shareholders will be terminated.

                                ARTICLE 7 NOTICE

7.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

7.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when (i) it is transmitted if transmitted by facsimile, or
      (ii) it is delivered if delivered in person, or (iii) when five (5) days have elapsed after posting the same if posted by mail.

                           ARTICLE 8 DEFAULT LIABILITY

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8.1   The Parties agree and confirm that, if any of the Parties (the "DEFAULTING
      PARTY") breaches substantially any of the provisions herein or fails substantially to perform any of the obligations hereunder, such a breach or failure shall constitute a default under this Agreement (a "DEFAULT"). In such event any of the other Parties without default (a "NON-DEFAULTING PARTY") who incurs losses arising from such a Default shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of a Non-defaulting Party's notifying the Defaulting Party in writing and requiring it to rectify the Default, then the relevant Non-defaulting Party shall be entitled to choose at its discretion to (1) terminate this Agreement and require the Defaulting
      Party to indemnify all damages, or (2) require specific performance by the Defaulting Party of this Agreement and indemnifation against all damages.

8.2 The Parties agree and confirm, the Shareholders or Focus Media Wireless shall not request the termination of this Agreement for whatsoever reason and under whatsoever circumstance, except otherwise stipulated by laws or this Agreement.

8.3 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

                             ARTICLE 9 MISCELLANEOUS

9.1 This Agreement shall be prepared in Chinese language in four (4) original copies, with each involved Party holding one (1) copy hereof.

9.2 The conclusion, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by laws of the PRC.

9.3 Any disputes arising from and in connection with this Agreement shall be settled through consultations among the Parties involved, and if the Partiesinvolved fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, such dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with the arbitration rules of such commission, and the arbitration award shall be final and binding on all the Parties involved.

9.4 Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and a Party's exercise of any of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies of it.

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9.5   Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the "PARTY'S RIGHTS") shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party's Rights shall not preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party's Rights.

9.6 The titles of the Articles contained herein are for reference only, and in no circumstances shall such titles be used for or affect the interpretation of the provisions hereof.

9.7 Each provision contained herein shall be severable and independent from each of other provisions. If at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected thereby.

9.8 Upon execution, this Agreement shall replace any other previous legal documents entered into by relevant Parties on the same subject matter.

9.9 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

9.10 In respect of the Shareholder and Focus Media Wireless, they shall not assign any of their rights and/or transfer any of their obligations hereunder to any third parties without prior written consent from Dotad Technology; Dotad Technology shall have the right to assign any of its rights and/or transfer any of its obligations hereunder to any third parties designated by it after giving notice to the Shareholders.

9.11  This Agreement shall be binding on the legal successors of the Parties.

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IN WITNESS HEREOF, the following Parties have caused this Shareholders' Voting
Rights Proxy Agreement to be executed as of the date and in the place first here above mentioned.

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SHANGHAI FOCUS MEDIA ADVERTISEMENT CO., LTD.
(chop)
Signature by Legal Representative:     /s/ Jason Nanchun Jiang
                                   -----------------------------

SHANGHAI FOCUS MEDIA ADVERTISING AGENCY CO., LTD
(chop)
Signature by Legal Representative:     /s/ Jason Nanchun Jiang
                                   -----------------------------

BEIJING DOTAD TECHNOLOGY CO., LTD.
(chop)
Signature by Legal Representative:     /s/ Jason Nanchun Jiang
                                   -----------------------------

BEIJING FOCUS MEDIA WIRELESS CO., LTD
Signature by Legal Representative:     /s/ Jason Nanchun Jiang
                                   -----------------------------

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